                                         Schedule to Exhibit 10.24
                                          Suburban Lodges, Inc.

A deed to secure debt and security agreement, mortgage, deed of trust or similar instrument with Finova Realty Capital Inc. with substantially the same terms as this Exhibit 10.24 for each of the following properties are not being separately filed:

    PROPERTY NAME                    ADDRESS                         COUNTY             CITY, STATE
Group 1
Forest Park*                   363 Forest Parkway                     Clayton          Forest Park, GA
Roswell                        1175 Hembree Road                      Fulton           Roswell, GA
Greenville-Mauldin Road        408 Mauldin Road                       Greenville       Greenville, SC
Dallas North Central           9355 Forest Lane                       Dallas           Dallas, TX
South Dayton                   8981 Kingsridge Drive                  Montgomery       Dayton, OH


Group 2
Lilburn/Hwy 78                 4142 Stone Mountain Highway            Gwinnett         Lilburn, GA
Mableton                       600 Lions Club Drive                   Cobb             Mableton, Ga
Preston Highway                7121 Preston Highway                   Jefferson        Louisville, KY
Taylors                        2504 Wade Hampton Boulevard            Greenville       Greenville, SC
Chesapeake                     2150 Old Greenbrier Road               Chesapeake       Chesapeake, VA
UNC Charlotte                  110 Rocky River Road West              Mecklenburg      Charlotte, NC

Group 3
Norcross                       6067 Buford Highway                    Gwinnett         Norcross, GA
Jonesboro/Tara Blvd.           7021 Tara Boulevard                    Clayton          Jonesboro, GA
Virginia Beach                 416 South Independence Blvd.                            Virginia Beach, VA
Fairfield                      6785 Fairfield Business Drive          Butler           Fairfield, OH
Pressley/I77 Charlotte         540 Pressley Road                      Mecklenburg      Charlotte, NC
Fulton Industrial              660 Interchange Drive, SW              Fulton           Atlanta, GA

Group 4
Indian Trail                   1990 Willowtrail Parkway               Gwinnett         Norcross, GA
Douglasville                   5820 Plaza Parkway                     Douglas          Douglasville, GA
Matthews                       9211 East Independence Blvd.           Mecklenburg      Matthews, NC
Columbus/Eastland              4790 Hilton Corporate Drive            Franklin         Columbus, OH
Indianapolis, NW               5820 West 85th Street                  Marion           Indianapolis, IN


Group 5
Northside Drive                1375 Northside Drive                   Fulton           Atlanta, GA
Gwinnett Place                 3750 Satellite Boulevard               Gwinnett         Duluth, GA
Columbus/Northland             2420 Dublin Granville Road             Franklin         Columbus, OH
North Charleston               7371 Mazyck Road                       Charleston       North Charleston, SC
Oxmoor                         90 Oxmoor Road                         Jefferson        Birmingham, AL
/TABLE

PREPARED BY AND UPON
RECORDATION RETURN TO:

PAUL, HASTINGS, JANOFSKY & WALKER LLP
555 South Flower Street
23rd Floor
Los Angeles, California 90071
Attention:  Robert M. Keane, Jr., Esq.



                      SLAM PROPERTIES I, L.L.C.,
            a Georgia limited liability company, as grantor
                              (Borrower)

                                  to

                      FINOVA REALTY CAPITAL INC.,
                a Delaware corporation, as beneficiary
                               (Lender)

                  ___________________________________

              DEED TO SECURE DEBT AND SECURITY AGREEMENT
                  ___________________________________

                       Dated:         December  29, 1998

                       Location: 363 Forest Parkway
                                 Forest Park, Georgia

                       Section:
                       Block:
                       Lot:
                       County:   Clayton County

        THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (the "Security Instrument") is made as of December 29, 1998, by SLAM PROPERTIES I,

L.L.C., a Georgia limited liability company, having its principal place of business at 300 Galleria Parkway, Suite 1200, Atlanta, Georgia 30339, Attn: Corporate Secretary, as grantor ("Borrower") to FINOVA REALTY CAPITAL INC., a Delaware corporation, having an address at c/o Midland Loan Services, L.P., 210 West Tenth Street, Kansas City, Missouri 64105, as beneficiary ("Lender").

                               RECITALS:

        Borrower by its promissory note of even date herewith with a final maturity date of January 1, 2009 given to Lender is indebted to Lender in the principal sum of FOURTEEN MILLION SEVEN HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($14,780,000) (the "Loan Amount") in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

        Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).

                          ARTICLE 1 - GRANTS

        Section 1.1 PROPERTY. Borrower does hereby irrevocably demise, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, its successors and assigns, in the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

        (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

        (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, be expressly made subject to this Security Instrument;

        (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

        (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy

and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

        (e) Fixtures and Personal Property. Except to the extent prohibited or otherwise restricted under Borrower's franchise agreement with Suburban Franchise Systems, Inc. in effect as of the date hereof or as amended with the consent of Lender, such consent not to be unreasonably withheld or delayed, all machinery, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications, elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, ice makers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Property, or appurtenances thereto, or usable in connection with the present or future operation and occupancy of the Property (collectively, the "Personal Property");

        (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any portion of the Land or the Improvements heretofore or hereafter entered into (the "Leases"), whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. Section 101 et seq., as the same may be amended from time to time or any successor statute thereto (the "Bankruptcy Code"), and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or other collateral deposited to secure the performance by the lessees of their obligations thereunder; and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements, all income, rents, room rates, issues, profits, receipts, revenues, deposits, accounts, accounts receivable and other receivables and benefits from the operation of the hotel on the Property, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Property, or personalty located thereon, or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Property or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, telephone and television systems, guest laundry, the provision or sale of other goods and services, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating

to the use, enjoyment or occupancy of the Property, and any other items of revenue, receipts or other income as identified in the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (1996), as from time to time amended, all regardless of whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents;

        (g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

        (h) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

        (i)  intentionally deleted;

        (j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

        (k) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

        (l) Agreements. To the extent assignable and except to the extent prohibited or otherwise restricted under Borrower's franchise agreement with Suburban Franchise Systems, Inc. in effect as of the date hereof or as amended with the consent of Lender, such consent not to be unreasonably withheld or delayed, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (defined below), to receive and collect any sums payable to Borrower thereunder;

        (m) Intangibles. Except to the extent prohibited or otherwise restricted under Borrower's franchise agreement with Suburban Franchise Systems, Inc. in effect as of the date hereof or as amended with the consent of Lender, such consent not to be unreasonably withheld or delayed, all trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

        (n) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

        TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns in fee simple, forever.

        Section 1.2 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt for use in the payment of such sums.

        Section 1.3 SECURITY AGREEMENT. This Security Instrument is a deed passing title to the Property to Lender and is made under the laws of the State of Georgia relating to deeds to secure debt, and is not a mortgage. To the extent permitted by law, this Security Instrument is a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

        Section 1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), Net Proceeds (as defined in Section 3.7) and condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

        Section 1.5 CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and for their successors and assigns, forever; WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument; PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

               ARTICLE 2 - DEBT AND OBLIGATIONS SECURED


        Section 2.1 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

        (a) the indebtedness evidenced by the Note in lawful money of the United States of America;

        (b) interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other
Security Documents (defined below);

        (c) the Default Consideration (as defined in the Note), if any;

        (d) all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents;

        (e) all sums reasonably advanced pursuant to this Security Instrument to protect and preserve the Property and the priority and the security interest created hereby; and

        (f) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

        Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the "Other Obligations"):

        (a)  all other obligations of Borrower contained herein;

        (b) each obligation of Borrower contained in the Note and in the Other Security Documents; and

        (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Security Documents.

        Section 2.3     DEBT AND OTHER OBLIGATIONS.  Borrower's
obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

        Section 2.4 PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the
Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                    ARTICLE 3 - BORROWER COVENANTS

        Borrower covenants and agrees that:

        Section 3.1 PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

        Section 3.2 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

        Section 3.3     INSURANCE.

        (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

        (i) Property Insurance. Insurance with respect to the Improvements and building equipment insuring against any peril now or hereafter included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease;

        (ii) Liability Insurance. Comprehensive general liability insurance, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in any event for a combined single limit of at least $5,000,000;

        (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance with respect to any work on or about the Property;

        (iv) Business Interruption Insurance.  Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied;

        (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Property;

        (vi) Flood Insurance. If required by Subsection 5.5(j) hereof, flood insurance in an amount at least equal to the lesser of
(A) the principal balance of the Note, or (B) the maximum limit of coverage available for the Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended;

        (vii) Builder's Risk Insurance. At all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability

insurance policy; and (B) the insurance provided for in Subsection 3.3(a)(i) written in a so-called builder's risk completed value form
(1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions; and

        (viii) Other Insurance. Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are required by institutional lenders for properties comparable to the Property.

        (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by either the insurers who insure the Improvements on the date of this Security Instrument or one or more other domestic primary insurer(s) having (i) an investment grade rating or claims paying ability assigned by one or more credit rating agencies approved by Lender (a "Rating Agency") and (ii) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company Inc. is no longer available, a similar rating from a similar or successor service) (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policies referred to in Subsection 3.3(a)(i), (iv), (v), (vi) and (vii), and as applicable (viii), above shall provide that all proceeds be payable to Lender as set forth in Section 3.7 hereof. The Policies referred to in Subsections 3.3(a)(i), (v), (vi) and (vii) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of $10,000. The Policy referred to in Subsection 3.3(a)(i) above shall provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. All Policies shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Borrower). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder, which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense.

        (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3.




        Section 3.4     PAYMENT OF TAXES, ETC.

        (a) Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid, bonded, or discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

        (b) After prior written or telephonic notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest,
(iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and
(vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

        Section 3.5 ESCROW FUND. In addition to the initial deposits with respect to Taxes and Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in escrow, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund").
Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the

records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless otherwise required by Applicable Laws (defined in Section 3.11), no earnings or interest on the Escrow Fund shall be payable to Borrower. Notwithstanding the above, Lender shall provide Borrower with evidence of payment and regular statements reflecting the activity and balance in the Escrow Fund.

        Section 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note (to the extent permitted in the Note or herein) shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

        Section 3.7 RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration (defined below) of the Property:

        (a) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, or if the Property or any portion thereof is taken by the power of eminent domain Borrower shall give prompt notice of such damage or taking to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty or taking, with such alterations as may be approved by Lender (the "Restoration").

        (b) The term "Net Proceeds" for purposes of this Section 3.7 shall mean: (i) the net amount of all insurance proceeds under the Policies carried pursuant to Subsections 3.3(a)(i), (v), (vi), (vii) and (viii) of this Security Instrument as a result of such damage or destruction, after deduction of Lender's reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of Lender's reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. If
(i) the Net Proceeds do not exceed $500,000 (the "Net Proceeds Availability Threshold"); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Net Proceeds; (iii) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with or (or excepted from compliance due to the fact that the Property was in compliance when built), and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and (v) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower, then the Net Proceeds will be disbursed directly to Borrower.


        (c) If the Net Proceeds are greater than the Net Proceeds Availability Threshold, such Net Proceeds shall be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 3.7(c).

             The Net Proceeds held by Lender pursuant to Subsection 3.7(c) shall be made available to Borrower for payment or reimbursement of Borrower's expenses in connection with the Restoration, subject to the following conditions:

        (i) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

        (ii) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration, such plans and specifications and cost estimates to be subject to Lender's approval, not to be unreasonably withheld or delayed;


        (iii) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

        (iv) Net Proceeds are less than the then outstanding principal balance of the Note;

        (v) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

        (vi) Lender shall be satisfied that, upon the completion of the Restoration, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note and all required replacement reserves, reserves for tenant improvements and leasing commissions;

        (vii) the Restoration can reasonably be completed on or before the earliest to occur of (A) six (6) months prior to the Maturity Date (as defined in the Note), and (B) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable; and

        (vii) the Property and the use thereof after the Restoration will be in compliance with (or excepted from compliance due to the fact that the Property was in compliance when built), and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable
Environmental Laws (defined in Section 12.1).

        (d) The Net Proceeds held by Lender until disbursed in accordance with the provisions of this Section 3.7 shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, Borrower, in an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration less customary retainage from time to time during the course of the Restoration, not more frequently than once per month, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the priority of this Security Instrument. The Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to pay for debt service under the loan evidenced by the Note, to pay other expenses incurred by Borrower in connection with the ownership and operation of the Property, and the remainder thereof, to, or as directed by, Borrower to pay for the cost of the Restoration in accordance with this Section 3.7(d). Final payment shall be made after submission to Lender of all licenses, permits, certificates of occupancy and other required approvals of governmental authorization having jurisdiction and casualty Consultant's certification that the Restoration has been fully completed.

        (e) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and, for casualties in excess of $125,000, an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

        (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.7 shall constitute additional security for the Obligations.

        (g) Except upon the occurrence and continuance of an Event of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than the Net Proceeds Availability Threshold. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are greater than the Net Proceeds Availability Threshold. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

        (h) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after (i) the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 3.7, and (ii) the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full and all required permits, licenses, certificates of occupancy and other required approvals of governmental authorities having jurisdiction have been issued, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

        (i) Notwithstanding the above, or anything else in the Loan Documents to the contrary, Borrower shall have the option, exercisable within sixty (60) days of written notice from Lender that (a) Lender will not make the Net Proceeds available for the Restoration, or (b) Lender is not required to return the Net Proceeds to Borrower as excess Net Proceeds pursuant to Subsection 3.7(h), to apply the Net Proceeds towards the cost of releasing the individual Property from

the Security Instrument in accordance with Article 6 of the Note and
Article 24 hereof. If Borrower shall fail to exercise the option granted under this paragraph within said sixty (60) day period, Lender shall retain the Net Proceeds and apply them toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the priority of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt. If Borrower shall be entitled pursuant to this paragraph to apply the Net Proceeds towards releasing the individual Property from the lien of this Security Instrument pursuant to Article 6 of the Note and Article 24 hereof and shall opt to do so, Borrower shall be required to pay any additional sums required to effect such partial defeasance under the provisions of Article 6 of the Note and Article 24 hereof, and Lender shall have no liability for any such expenses.

        Section 3.8     INTENTIONALLY DELETED.

        Section 3.9 MAINTENANCE AND USE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

        Section 3.10 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

        Section 3.11    COMPLIANCE WITH LAWS.

        (a) Except as disclosed to and approved by Lender in writing, Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof ("Applicable Laws").

        (b) Borrower shall from time to time, upon Lender's request, but in no event more than one (1) time per two (2) years, provide
Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

        (c) Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by


Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

        (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

        (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder;
(iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose civil or criminal liability on Borrower or Lender; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

        Section 3.12    BOOKS AND RECORDS.

        (a) Borrower and any Guarantors (defined in Subsection 10.1(e)) and Indemnitor(s) (defined in Section 13.4), if any, shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"),, consistently applied and furnish to Lender:

        (i) upon reasonable request of Lender until the Loan has been securitized or sold as a whole loan by Lender, and thereafter quarterly and annual operating statements of the Property, prepared and certified by Borrower in the form reasonably required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for each month and containing appropriate year to date information, within forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

        (ii) an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form reasonably required by Lender, or if required by Lender after an Event of Default, an audited annual operating statement certified by an independent certified public accountant acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrower;

        (iii) quarterly and annual balance sheet and profit and loss statements of Borrower, in the form reasonably required by Lender, prepared and certified by the Borrower, or if required by Lender after an Event of Default, audited financial statements certified by an independent certified public accountant acceptable to Lender, within forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, Guarantors and Indemnitor(s), as the case may be; and

        (iv) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen
(15) days prior to the start of each fiscal year.


        (v) annually, on January 31, an occupancy summary for the Property setting forth the occupancy rates, average weekly room rates and room revenues for each month of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by Lender.

        (b) Borrower shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

        (c) Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

        Section 3.13 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the priority and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any lien or security interest, except for the Permitted Exceptions (defined below).

        Section 3.14 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

        Section 3.15 CHANGE OF NAME, IDENTITY OR STRUCTURE. Except as may be permitted under Article 8 hereof, Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender, such consent not to be unreasonably delayed or withheld.

        Section 3.16 EXISTENCE. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any.

        Section 3.17    MANAGEMENT.    The management of the Property
shall be by either: (a) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company or lessee approved by Lender. As of the date hereof, Suburban Management, Inc., a Georgia corporation, is hereby approved by Lender. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender, which consent shall not be unreasonably withheld or delayed. In no event shall any

management company be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. All Rents generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

        Section 3.18 YEAR 2000. Borrower shall take all action reasonable and prudent, with respect to matters within its control, to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably acceptable to Lender that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

                     ARTICLE 4 - SPECIAL COVENANTS

        Borrower covenants and agrees that:

        Section 4.1 PROPERTY USE. The Property shall be used only for a hotel, and for no other use, without the prior written consent of Lender.

        Section 4.2 SINGLE PURPOSE ENTITY. It has not and shall not:

        (a) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

        (b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

        (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

        (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, if applicable, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be;

        (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

        (f) commingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity;


        (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt is not evidenced by a note and is paid when due;


        (h) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due;

        (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, partners, principals and affiliates of Borrower, the affiliates of a member, partner or principal of Borrower, and any other person or entity;

        (j) enter into any contract or agreement with any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor or any member, general partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor or any member, general partner, principal or affiliate thereof;

        (k) seek the dissolution or winding up in whole, or in part, of Borrower;

        (l) fail to correct any known misunderstandings regarding the separate identity of Borrower;

        (m) hold itself out to be responsible for the debts of another person;

        (n) make any loans or advances to any third party, including any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof;

        (o)  fail to file its own tax returns;

        (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof);

        (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

        (r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

              ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

        Section 5.1 WARRANTY OF TITLE. Borrower has good title to the Property and has the right to grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the priority of this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

        Section 5.2 LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

        Section 5.3 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets; and
(vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Security Instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) to the best knowledge of Borrower, the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

        Section 5.4 LITIGATION. Except as disclosed to Lender in writing, there is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, or against or affecting the Property that (a) has not been disclosed to Lender by Borrower in writing, and has a material adverse affect on the Property or Borrower's ability to perform its obligations under the Note, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole but reasonable discretion.

        Section 5.5     STATUS OF PROPERTY.

        (a) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

        (b) The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar laws.

        (c) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

        (d) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.


        (e)  The Property is served by public water and sewer systems.

        (f) The Property is free from damage caused by fire or other casualty.

        (g) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

        (h) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances.

        (i) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

        (j) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.


        (k) All the Improvements lie within the boundaries of the Property.

        Section 5.6 NO FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal
Revenue Code of 1986, as amended and the related Treasury Department regulations.

        Section 5.7 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

        Section 5.8     INTENTIONALLY DELETED.

        Section 5.9 FINANCIAL CONDITION. (a) (i) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (ii) Borrower has received reasonably equivalent value for the granting of this Security Instrument.

        (b) No petition in bankruptcy has ever been filed by or against Borrower in the last seven (7) years, and neither Borrower nor any related entity, or any principal, general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

        Section 5.10 BUSINESS PURPOSES. The loan evidenced by the Note secured by the Security Instrument and the Other Security
Documents (the "Loan") is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.


        Section 5.11    TAXES.   Borrower, any Guarantor and any
Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

        Section 5.12 MAILING ADDRESS. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

        Section 5.13 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application for the Loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

        Section 5.14 DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

        Section 5.15 THIRD PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

        Section 5.16 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

        Section 5.17 YEAR 2000. Borrower has taken all action reasonable and prudent, with respect to matters within its control, to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999.

                 ARTICLE 6 - OBLIGATIONS AND RELIANCES

        Section 6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

        Section 6.2 NO RELIANCE ON LENDER. The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

        Section 6.3 NO LENDER OBLIGATIONS. Notwithstanding the provisions of Subsections 1.1(f) and (l) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

        Section 6.4 RELIANCE. Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12.

                    ARTICLE 7 - FURTHER ASSURANCES


        Section 7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the priority or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or deed to secure debt supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed to secure debt supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.


        Section 7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds to secure debt, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender, following 10 days' notice to Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.

        Section 7.3     CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY
STAMP LAWS.

        (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is properly advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable.

        (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

        (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

        Section 7.4     ESTOPPEL CERTIFICATES.

        (a) After request by Lender, Borrower, within twenty (20) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

        (b) Borrower shall use its best efforts to deliver to Lender, promptly upon request, but in no event more than one (1) time per year, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

        (c)  Upon any transfer or proposed transfer contemplated by
Section 18.1 hereof, at Lender's request, Borrower shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

        Section 7.5 FLOOD INSURANCE. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vi).

        Section 7.6 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.



                  ARTICLE 8 - DUE ON SALE/ENCUMBRANCE


        Section 8.1 NO SALE/ENCUMBRANCE. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, other than pursuant to Leases of space in the Improvements to tenants.

        Section 8.2 SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, pledge, assignment, or transfer of the Property within the meaning of this Article 8 shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents (except as specifically excepted for a REIT Transfer below); (c) the change, removal or resignation of the Manager of Borrower or the transfer of the membership interests of Borrower or the Manager of Borrower, or any profits or proceeds relating to such membership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of such membership interests. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, pledge, assignment, or transfer within the meaning of this
Article 8: (A) a transfer by devise or descent or by operation of law upon the death of a member, of Borrower or the Manager of Borrower or member thereof; and (B) the sale, transfer or pledge of a non-managing membership interest in Borrower or the managing member of Borrower, by which, in a single transaction or a series of transactions, in the aggregate, not more than forty-nine percent (49%) of the membership interests (as the case may be) in Borrower or the Manager of Borrower, as applicable, shall be vested in parties not having an ownership interest as of the date hereof; provided, however, that a transfer of any interest in any entity other than Borrower or the Manager of Borrower, or any publicly traded entity, shall not be deemed to be a sale, conveyance, mortgage, grant, pledge, assignment, or transfer within the meaning of this Article 8.

Notwithstanding the above or anything else in this Security Instrument to the contrary, but subject to Lender's approval and compliance with and satisfaction of the terms and conditions of this Section and provided that no Event of Default exists under the Note, the members of Borrower shall have the right to transfer the membership interests in Borrower to a Real Estate Investment Trust ("REIT") and Borrower enter into an operating lease ("Operating Lease") for all or a substantial part of the Property ("REIT Transfer") with an operator acceptable to Lender in its sole but reasonable discretion, provided that, as a condition precedent to Lender's approval of the REIT Transfer, Borrower shall have complied with all of the following:

             (i) Borrower shall provide not less than sixty (60) days prior written notice to Lender specifying a date upon which the members of Borrower intend to effect a the transfer of the membership interests of Borrower to the REIT and Borrower enter into the Operating Lease;

             (ii) Borrower shall execute and deliver to Lender any and all certificates, opinions, documents or instruments required by Lender in connection with the REIT Transfer, including, without limitation, a subordination agreement executed by all parties to the Operating Lease, stating that the Operating Lease is subject and subordinate to this Security Instrument and the lessee thereunder agrees to attorn to Lender, all of which shall be in form and

substance acceptable to Lender in its sole but reasonable discretion; provided, however, that "reasonable discretion" hereunder shall not be construed to require Lender to approve any certificates, opinions, documents or instruments which would result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities or Participations (both as hereinafter defined);

             (iii) Borrower shall have delivered to Lender written confirmation from the Rating Agencies (as hereinafter defined) that such REIT Transfer will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities or Participations (both as hereinafter defined). If required by the Rating Agencies, Borrower shall, at Borrower's expense, also deliver or cause to be delivered a non-consolidation opinion with respect to the REIT, in form and substance satisfactory to Lender and the Rating Agencies;

             (iv) Borrower shall have delivered to Lender an executed copy of the Operating Lease and such other information and documents as Lender shall require in connection with the REIT Transfer;

             (v) The Operating Lease and the operator thereunder shall be acceptable to Lender in its sole but reasonable discretion;

             (vi) Lender shall be entitled to re-underwrite the Property with the Operating Lease in place and Lender shall have determined in its sole but reasonable discretion that the REIT Transfer shall not cause the Property to have a debt coverage ratio lower than that at the time of the original loan underwriting or a loan to value higher than that at the time of the original loan underwriting, each as determined by Lender; provided, however, that "reasonable discretion" hereunder shall not be construed to require Lender to approve any new debt coverage ratio or new loan to value ratio which would result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities or Participations (both as hereinafter defined)

Upon Borrower's compliance with all of the conditions of the REIT Transfer set forth in this Article 8, Lender shall permit the REIT Transfer. All costs and expenses of Lender incurred in connection with the REIT Transfer, including, without limitation, Lender's counsel's reasonable fees and expenses, shall be paid by Borrower simultaneously with the REIT Transfer.

        Section 8.3 LENDER'S RIGHTS. Lender reserves the right to condition the consent required under Section 8.4 below upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee equal to one half of one percent (0.5%) of the then outstanding principal balance of the Note, and all of Lender's reasonable expenses incurred in connection with such transfer, the approval by a Rating Agency of the proposed transferee, the proposed transferee's continued compliance with the covenants set forth in this Security Instrument, including, without limitation, the covenants in Section 4.2 hereof, or such other conditions as Lender shall determine in its sole but reasonable discretion to be in the interest of Lender. All of Lender's reasonable expenses incurred shall be payable by Borrower whether or not Lender consents to the transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased

risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, pledge, assignment, or transfer of the Property without Lender's consent.
This provision shall apply to every sale, conveyance, mortgage, grant, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, pledge, assignment, or transfer of the Property.

        Section 8.4     PERMITTED TRANSFERS   Notwithstanding the
foregoing provisions of this Section, Lender shall not unreasonably withhold consent to not more than two (2) sales, conveyances or transfers of the Property in its entirety (hereinafter, "Sale" or "Sales") during the term of the Loan after the earlier to occur of (A) the first anniversary of the first day of the first calendar month after the date hereof (or the date hereof if dated the first day of a calendar month) or (B) sixty (60) days after the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds the Note; and with respect to such Sales, Lender shall not require a modification of the material economic terms hereof, to any person or entity provided that each of the following terms and conditions are satisfied:

             (i) no default after the expiration of notice or grace periods is then continuing hereunder, under the Note or under any of the Other Security Documents;

             (ii) Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property (hereinafter, "Buyer") as Lender would reasonably require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $2,500.00. Lender shall have the right to approve or disapprove the proposed Buyer, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider the Buyer's experience and track record in owning and operating facilities similar to the Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities;

             (iii) Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in connection with the Sale plus an amount equal to one half of one percent (0.5%) of the then outstanding principal balance of the Note;

             (iv) Buyer assumes and agrees to pay the indebtedness secured hereby as and when due subject to the provisions of Article 11 of the Note and, prior to or concurrently with the closing of such

Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

             (v) Borrower and the Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender;

             (vi) Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's title insurance policy insuring the lien of this Security Instrument insuring that fee simple title to the Property is vested in the Buyer;



             (vii) Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners or members of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be single purpose, "bankruptcy remote" entities, whose formation documents shall be approved by counsel to Lender.

             (viii) Buyer shall assume the obligations of Borrower under any management agreements pertaining to the Property or assign to Lender as additional security any new management agreement entered into in connection with such Sale;

             (ix) Buyer shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that the Buyer's formation documents provide for the matters described in subparagraph (vii) above, (B) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Note, this Security Instrument, the assumption agreement and the Other Security Documents are valid, binding and enforceable against the Buyer in accordance with their terms, (C) that the Buyer and any entity which is a controlling stockholder, member or general partner of Buyer, have been duly organized, and are in existence and good standing, (D) if required by Lender, that the assets of the Buyer will not be consolidated with the assets of any other entity having an interest in, or affiliation with, the Buyer, in the event of bankruptcy or insolvency of any such entity, and (E) with respect to such other matters as Lender may reasonably request;

             (x) if required by Lender, Lender shall have received evidence in writing from the Rating Agency that rate the Securities or Participations (each as defined in Section 18.1) to the effect that the Sale will not result in a re-qualification, downgrade or withdrawal or any rating initially assigned or to be assigned to the Securities or Participations, as applicable; and

             (xi) Borrower's obligations under the contract of sale pursuant to which the Sale is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this
Section 8.4.

                        ARTICLE 9 - PREPAYMENT

        Section 9.1 PREPAYMENT. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.


                         ARTICLE 10 - DEFAULT

        Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

        (a)  if any portion of the Debt is not paid prior to the fifth
(5th) day after the same is due or if the entire Debt is not paid on or before the Maturity Date (as defined in the Note);

        (b) if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;




        (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request; except to the extent sums sufficient to pay the premiums and costs for such Policies have been deposited with Lender in accordance with the terms of this Security Instrument and the Policies are not kept in full force and effect because of Lender's failure to pay such premiums or costs,;

        (d) if Borrower violates or does not comply with any of the provisions of Section 4.2 or Article 8 after written notice and a ten
(10) day opportunity to cure;

        (e) after written notice and a ten (10) day opportunity to cure, if any representation or warranty of Borrower made herein or in the Environmental Indemnity (defined below) or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

        (f) if (i) Borrower or any managing member or general partner of Borrower, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any managing member or general partner of Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of one hundred twenty (120) days; or (iii) there shall be commenced against the Borrower or any managing member or general partner of Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within one hundred twenty (120) days from the entry thereof; or (iv) the Borrower or any managing member or general partner of Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

        (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in priority to this Security Instrument;

        (h) if the Property becomes subject to any mechanic's, materialman's or other lien in excess of $1,000, other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

        (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, any Guarantor, any Indemnitor or the Property and same is not discharged of record within sixty (60) days after same is filed;




        (j) if any default occurs under any guaranty or indemnity executed in connection herewith (including the Environmental
Indemnity, defined in Section 13.4) and such default continues after the expiration of applicable grace periods, if any;

        (k) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement, if such default permits a party to terminate or cancel the Franchise Agreement;

        (l) if a default occurs under the Assignment of Franchise Agreement, dated as of the date hereof, by Borrower and Franchisor in favor of Lender;

        (m) if Borrower ceases to operate a hotel on the Property or terminates such business for any reason whatsoever (other than as a result of force majeure or temporary cessation in connection with any renovations to the Property or restoration of the Property after casualty or condemnation);

        (n) if Borrower terminates or cancels the Franchise Agreement or operates the Property under the name of any hotel chain or system other than that permitted under the Franchise Agreement, without Lender's prior written consent, which shall not be unreasonably withheld; or

        (o) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the Other Security Documents in the case of any default which can be cured by the payment of a sum of money or for sixty (60) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such sixty (60) day period and Borrower shall have commenced to cure such default within such sixty (60) day period and thereafter diligently and expeditiously proceeds to cure the same, such sixty (60) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred (120) days.

                   ARTICLE 11 - RIGHTS AND REMEDIES

        Section 11.1 REMEDIES. Upon the occurrence of any Event of Default and after the expiration of all applicable notice and cure periods, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

        (a) declare the entire unpaid Debt to be immediately due and payable;

        (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

        (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute

proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

        (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

        (e) subject to the provisions of Article 11 of the Note, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

        (f) subject to the provisions of Article 11 of the Note, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

        (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;


        (h) subject to any applicable law and using legal proceedings to gain entry, the license granted to Borrower under
Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender reasonably deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as provided in the Note.

        (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

        (j) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in the order provided in the Note: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note;
(iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

        (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as provided in the Note, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

        (l)  apply the undisbursed balance of any Net Proceeds
Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

        (m) sell the Property or any part of the Property at one or more public sales or sales at the usual place for conducting sales of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Debt, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which sheriff's sales are advertised in said county, all other notice being hereby waived by Borrower. Lender may bid and purchase at any such sale, and Lender, as agent and attorney-in-fact for Borrower and in Borrower's name. may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Property, or the part or parcel thereof or the interest therein which is sold. Lender's conveyance may contain recitals as to the occurrence of any Event of Default under this Security Instrument, and such recitals shall be presumptive evidence that all preliminary acts prerequisite to any such sale and conveyance were in all respects duly complied with. The sale and conveyance made by Lender shall divest Borrower of all right, title, interest and equity that Borrower may have or have had in, to and under the Property, or the part or parcel thereof or the interest therein which is sold, and shall vest the same in the purchaser or purchasers at such sale or sales. Borrower hereby constitutes and appoints Lender as Borrower's agent and attorney-in-fact to make such sale or sales, to execute and deliver such conveyance or conveyances, and to make such recitals, and Borrower hereby ratifies and confirms all of the acts and doings of Lender as Borrower's agent and attorney-in-fact hereunder. Lender's agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by bankruptcy, insolvency, incompetency, death, dissolution or otherwise, and shall not be exhausted until the Obligations have been satisfied in full; or

        (n) pursue such other remedies as Lender may have under applicable law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this
Section 11.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 10.1(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

        Section 11.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as provided in the Note.

        Section 11.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default and after the expiration of any applicable notice and cure periods, or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The reasonable cost and expense of any cure hereunder (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

        Section 11.4 ACTIONS AND PROCEEDINGS. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

        Section 11.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

        Section 11.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right, upon ten (10) days prior written notice to Borrower if no Event of Default exists, to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its Manager which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower and its Manager where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.

        Section 11.7 OTHER RIGHTS, ETC. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.


Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

        (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever, except for gross negligence or waste, for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

        (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

        Section 11.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue on the remaining portion of the Property.

        Section 11.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

        Section 11.10 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times upon five (5) days prior written notice.

        Section 11.11 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

                  ARTICLE 12 - ENVIRONMENTAL MATTERS



        Section 12.1 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, based upon an environmental site assessment of the Property and information that Borrower knows or should reasonably have known, that, except as disclosed to Lender in writing: (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender (the "Environmental Report"); (b) there are no past or present Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (e) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", hazardous waste", toxic substance", "toxic pollutant", "contaminant", or pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

        Section 12.2 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity employed by Borrower, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under

the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (as hereinafter defined) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials.

        Section 12.3 LENDER'S RIGHTS. Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times upon five (5) days prior written notice to Borrower, to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Lender shall exercise its rights under this section in a manner which minimizes interference with the operation of a hotel on the Property. No invasive testing or boring shall be done without prior notice to Borrower, and Lender shall promptly repair any damage caused by its testing.

        Section 12.4 OPERATIONS AND MAINTENANCE PROGRAMS. Where recommended by the Environmental Report or as a result of any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

                     ARTICLE 13 - INDEMNIFICATIONS

        Section 13.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or

asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument. Any amounts payable to Lender by reason of the application of this
Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

        The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense). The term "Indemnified Parties" shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any servicer or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and
(e) the heirs, legal representatives, successors and assigns of each of the foregoing.

        Section 13.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

        Section 13.3 DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

        Section 13.4 ENVIRONMENTAL INDEMNITY. Simultaneously with this Security Instrument, Borrower has executed and delivered that certain environmental indemnity agreement dated the date hereof to Lender (the "Environmental Indemnity").

                         ARTICLE 14 - WAIVERS

        Section 14.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security


Instrument, the Note, any of the Other Security Documents, or the Obligations.

        Section 14.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Laws.

        Section 14.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except
(a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by Applicable Laws to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

        Section 14.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

        Section 14.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

        SECTION 14.6 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                       ARTICLE 15 - EXCULPATION

        Section 15.1 EXCULPATION. The provisions of Article 11 of the Note are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

                         ARTICLE 16 - NOTICES

        Section 16.1 NOTICES. Except as expressly provided herein to the contrary. all notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by

sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender, as the case may be, at the addresses set forth on the first page of this Security Instrument or addressed as such party may from time to time designate by written notice to the other parties.

             Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.


             For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

                      ARTICLE 17 - APPLICABLE LAW

        Section 17.1 CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located.

        Section 17.2 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Laws.

                     ARTICLE 18 - SECONDARY MARKET

        Section 18.1 TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the "Participations") or issue mortgage pass- through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the "Investor") or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor(s) and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

        Section 18.2 COOPERATION. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender. Borrower shall

also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer or Participations or Securities.

                          ARTICLE 19 - COSTS

        Section 19.1 PERFORMANCE AT BORROWER'S EXPENSE. Except as expressly provided to the contrary herein, Borrower acknowledges and confirms that Lender shall impose certain reasonable administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately all such reasonable fees (as the same may be reasonably increased or decreased from time to time), and any reasonable additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

        Section 19.2 LEGAL FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

                       ARTICLE 20 - DEFINITIONS

        Section 20.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word
"Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

        Section 20.2 HEADINGS, ETC. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


                   ARTICLE 21 - MISCELLANEOUS PROVISIONS

        Section 21.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        Section 21.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

        Section 21.3    INAPPLICABLE PROVISIONS.  If any term,
covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

        Section 21.4 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

        Section 21.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                ARTICLE 22 - SPECIAL GEORGIA PROVISIONS

        Section 22.1 WAIVERS. BY EXECUTION OF THIS SECURITY INSTRUMENT, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT;
(B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO LENDER, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS SECURITY INSTRUMENT, AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS;
(C) ACKNOWLEDGES THAT BORROWER HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER AND BORROWER HAS CONSULTED WITH COUNSEL OF BORROWER'S CHOICE PRIOR TO


EXECUTING THIS SECURITY INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY LENDER AGAINST BORROWER IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

        Section 22.2 CANCELLATION AND SURRENDER. Should the Debt be paid according to the tenor and effect thereof when the same shall become due and payable, and should Borrower perform all covenants herein contained and contained in the Loan Documents in a timely manner, then this Security Instrument shall be cancelled and surrendered.

                   ARTICLE 23 - Franchise Provisions

        Section 23.1 FRANCHISE AGREEMENT. Notwithstanding any provision of Section 3.11 to the contrary, the Improvements shall be operated under the terms and conditions of that certain Franchise Agreement, dated as of December 29, 1998, between SUBURBAN FRANCHISE SYSTEMS, INC. ("Franchisor") and Borrower (as from time to time amended, modified, extended, restated, renewed, supplemented or replaced, the "Franchise Agreement"). Borrower shall (i) pay all sums required to be paid by Borrower under the Franchise Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed and observed, and (iii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of the Lender, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any respect, either orally or in writing, and Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Security Instrument, all the rights, privileges and prerogatives of Borrower to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Borrower to be performed or observed, then, without limitation to any of the other provisions of this Security Instrument, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, and to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time, upon five (5) days prior written notice and using legal proceedings to gain entry for the purpose of taking any such action.


If Franchisor shall deliver to Lender a copy of any notice sent to Borrower of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith in reliance thereon. Borrower shall use commercially reasonable efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender from time to time. Borrower shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender as its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

        Section 23.2 FRANCHISE AGREEMENT. The Franchise Agreement is in full force and effect, all franchise fees, reservation fees, royalties and other sums due thereunder have been paid in full to date, and neither Borrower nor Franchisor is in default thereunder.

          ARTICLE 24 - SPECIAL PARTIAL DEFEASANCE PROVISIONS

          Section 24.1 PARTIAL DEFEASANCE OF INDIVIDUAL SUBURBAN LODGES Notwithstanding any provision contained in any of the Loan Documents to the contrary, Borrower agrees that no part of the Property may be released from the liens of any of the Loan Documents or the liens created under this Agreement except in accordance with this Section. At any time after the earlier of (i) the second anniversary of the date that is the "Startup day," within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute, of a "real estate mortgage, investment conduit" within the meaning of Section 860D of the Code that holds the Note or (ii) four (4) years from the date hereof, and prior to the Maturity Date of the Note, the Borrower may defease a portion of the Note (a "Defeasance Event") and cause either that certain hotel commonly known as Forest Park, Georgia ("Forest Park") or that certain hotel commonly known as Roswell, Georgia ("Roswell") or that certain hotel commonly known as Maudlin Road, Greenville ("Maudlin Road") or that certain hotel commonly known as North Central, Dallas ("North Central") or that certain hotel commonly known as South Dayton, Ohio ("South Dayton")(each, individually, a "Defeased Property") to be released from the lien created hereby and by the related Loan Documents, but only upon the satisfaction of all of the following conditions:

               (i)     Borrower agrees that the amount of the
Loan allocated to Forest Park is $2,330,000 and to Roswell is $3,500,000 and to Maudlin Road is $2,700,000 and to North Central is $3,750,000 and to South Dayton is $2,500,000 (the "Allocated Loan Amounts"). The Allocated Loan Amounts shall be reduced (i) pro rata to the extent of any amortization of the principal amount of the Loan, and (ii) in the event of a prepayment of the Note as a result of the application of insurance proceeds or condemnation awards, in such portion as to each property as Lender shall reasonably determine.

               (ii)     The principal balance of the Note to be
partially defeased shall be equal to at least one hundred twenty-five percent (125%) of the Allocated Loan Amount for the Defeased Property.

               (iii) Borrower shall prepare all necessary documents to amend and restate the Note and to substitute the following notes: one note having a principal balance equal to the defeased portion of the Note on account of such Defeasance Event (the "New Defeased Note"); and the other note (the "Undefeased Note") having a principal balance equal to the difference between (A) the principal balance of the Note immediately prior to such Defeasance Event and (B) the amount of the New Defeased Note; the New Defeased Note and the Undefeased Note shall have identical terms as the original Note except for the principal balance; the New Defeased Note shall not be subject to further defeasance.

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

               (iv)     Borrower shall have taken all necessary
action to defease the lien of the Security Instrument applicable to the Defeased Property in accordance with Section 6 of the Note and shall have made all payments and delivered to Lender all certificates, documents and instruments required in connection therewith.

               (v) Lender shall have received from Borrower at least thirty (30) days' prior written notice of the date proposed for such defeasance (the "Defeasance Date") and the identification of the Defeased Property.

               (vi)     No Event of Default under any of the Loan
Documents shall have occurred and be continuing as of the date of such notice and the Defeasance Date.

               (vii)     In no event would such a Defeasance
Event result in a decrease in the ratio of net operating income (calculated on an annual basis) from the remaining Property to the annual debt service on the Undefeased Note (both determined in accordance with generally accepted accounting principles after giving effect to the payment and application of the release price and the release of the Defeased Property), unless such ratio following such Defeasance Event, overall (in the aggregate) is equal to or greater than 1.40:1 for the trailing twelve (12) months on the remaining Property.

              (viii)     After giving effect to such Defeasance
Event, the ratio of the outstanding principal balance of the Undefeased Note to the appraised value (as determined by Lender) of the remaining Property is no more than 75%.

              (ix)     Lender shall have received from the
Borrower with respect to the matters referred to in clauses (vii) and
(viii) above statements of the cash flow and debt service compiled by a certified public accountant acceptable to Lender in accordance with generally accepted accounting principles consistently applied in form and substance reasonably acceptable to Lender; certified rent rolls showing that the standard set forth in clause (ix) above has been satisfied; and a certificate of the Chief Financial Officer of Borrower (or comparable individual) stating that such statements and calculations are true, correct and complete in all material respects and certifying that all conditions precedent to the defeasance of the Defeased Property contained in this Section have been complied with;

               (x) Borrower shall have paid all accrued and unpaid interest and all other charges payable in connection with a partial defeasance of the Note.

               (xi) Borrower shall have paid all of Lender's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, in connection with the release of the Defeased Property.

              (xii) The portion of the Property which remains subject to the lien of this Security Instrument following such Defeasance Event shall be legal lots or parcels in compliance with all subdivision laws and ordinances, including but not limited to any requirements for number of parking spaces.

             (xiii) At Borrower's sole cost, a CLTA Form 111 endorsement or equivalent shall be issued to Lender, insuring the continued validity and priority of this Security Instrument from any impairment resulting from the defeasance.

                  (xiv) Neither the acceptance of any payment nor the defeasance pursuant to this Section shall affect Borrower's obligation to repay all amounts owing under the Loan Documents or the lien of this Security Instrument on the remainder of the Property not defeased.

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

        IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.

             BORROWER:

SLAM PROPERTIES I, L.L.C.,
a Georgia limited liability company

By:     SLAM PROPERTIES MANAGEMENT I, L.L.C.,
        a Georgia limited liability company,
        Its Manager

                  By:   SUBURBAN MANAGEMENT, INC.
                        a Georgia corporation,
                        Its Manager

             By: /s/ David Krischer
             Name: David Krischer
             Title:____________________

                        [CORPORATE SEAL]


Signed, sealed and delivered
in the presence of :


____________________________
Witness


____________________________
Notary Public


My Commission Expires:___________________________

        (NOTARIAL SEAL)



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